Exhibit 10.1.1

FIRST AMENDMENT TO

CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into on September 29, 2005 by and among ALASKA AIRLINES, INC., an Alaska corporation (the “Borrower”), each lender identified on the signature page hereof (collectively, (“Lenders”), and BANK OF AMERICA, N.A., as agent for Lenders (“Agent”).

RECITALS

A. Borrower, Agent and Lenders are parties to that certain Credit Agreement dated as of March 25, 2005 (the “Credit Agreement”), pursuant to which Lenders established a revolving line of credit to Borrower; and

B. Borrower and Lenders wish to amend the Credit Agreement: (i) to exclude Permitted Progress Payment Loans (as defined below) from the calculation of the Fixed Charge Coverage Ratio; (ii) to permit certain Liens securing such Permitted Progress Payment Loans; and (iii) to change the Collateral Review Date, in each case, as set forth herein;

NOW, THEREFORE, the parties agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning given in the Credit Agreement and shall be construed in accordance with the rules of construction set forth therein.

2. Amendments to Section 1.01. In Section 1.01 of the Credit Agreement, the following definitions are amended and restated to read as follows:

“Fixed Charge Coverage Ratio” means, for the four quarters preceding the applicable date of calculation, the ratio of (a) to (b) where (a) equals the sum of (i) Borrower’s and its Subsidiaries’ consolidated earnings before interest expense (net of capitalized interest) and taxes during such period, plus, to the extent such amounts are deducted when determining consolidated earnings, (ii) consolidated depreciation and amortization expense (other than airframe and engine overhaul amortization) during such period, plus (iii) Consolidated Lease Expense during such period, plus (iv) amounts related to Permitted Asset Adjustments, plus (v) non-cash asset impairment charges incurred prior to December 31, 2004 related to the 737-200 fleet, plus (vi) 100% of Government Compensation in the quarter in which it was received with such amount decreasing by 25% per quarter in subsequent calculation periods until decreased to 0%, excluding (x) unusual, non-cash special charges and credits (excluding Permitted Asset Adjustments), and (y) the marked-to-market Swap Termination value for Swap Contracts that have not been closed out, and (b) equals the sum of (1) Consolidated Lease Expense during such period, plus (2) consolidated interest expense (net of capitalized interest) during such period in respect of Consolidated Funded Debt and Leases, plus (3) the principal amount of the scheduled current portion of all Consolidated Funded Debt and

Leases excluding any Loans, or short-term borrowings or debt outstanding between Borrower and its Affiliates, or any Permitted Progress Payment Loans, each without duplication and determined in accordance with GAAP.

3. New Definitions in Section 1.01. The following new definitions are added to Section 1.01 of the Credit Agreement:

“Permitted Progress Payment Loans” means loans to Borrower from lenders (which may or may not be Lenders hereunder) in an outstanding principal amount not to exceed at any one time One Hundred Seventy-two Million ($172,000,000) to finance Borrower’s progress payments for aircraft purchases from The Boeing Company. Any such progress payment loan shall constitute a “Permitted Progress Payment Loan” only if it is due on or before the first day of the calendar month during which the related aircraft is scheduled and available for delivery (provided that if the aircraft is scheduled but not available for delivery, a delay in payment will not cause such loans to cease to be Permitted Progress Payment Loans so long as such delay is acceptable to the progress payment lenders).

4. Amendment to Section 6.15(c). Clause (iii) of Section 6.15(c) is restated to read:

(iii) the Added Engine is a Stage 3 Engine of the same or improved make and model as the Removed Engine, provided that a JT8D-217C and a JT8D-219 shall be considered to be interchangeable.

5. Amendment to Section 7.01. The following is added as a new Section 7.01(k):

(k) Liens on Borrower’s rights under an aircraft purchase agreement with respect to an aircraft securing any Permitted Progress Payment Loan made with respect to such aircraft.

Section 7.01(k) is renumbered as Section 7.01(l) and the reference to “clauses (a) – (j)” is changed to “clauses (a) – (k).”

6. Amendment to Section 6.15(a). Section 6.15(a) is amended and restated to read as follows:

Collateral Review Date. On or before the last Business Day of each July and January (each a “Collateral Review Date”), Borrower shall provide to the Administrative Agent (which shall provide to each Lender) a Qualified Appraisal showing the Current Market Value of each Pledged Aircraft as of a Valuation Date that is no earlier than 30 days prior to the applicable Collateral Review Date.

7. Conditions to Effectiveness. This Amendment shall be effective upon the Agent’s receipt of counterparts of this Amendment, duly executed and delivered by Borrower, Agent and Lenders constituting the Requisite Lenders, sufficient in number for distribution to Agent, Lenders and Borrower.

8. Representations and Warranties. Borrower hereby represents and warrants to Agent and each Lender that: (i) each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct in each case as if made on and as of the date of this Amendment or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date; and (ii) Borrower’s loan agreement with HSH Norbank AG governing Permitted Progress Payment Loans (the “Progress Payment Loan Agreement”) will not, following execution of this Amendment, constitute a Default under the Credit Agreement. Borrower agrees that representations and warranties made in this Amendment shall constitute representations and warranties under Article V of the Credit Agreement.

9. Reimbursement for Expenses. Borrower shall reimburse Agent for all expenses actually incurred by Agent in connection with the preparation of this Amendment. Such expenses shall include all other costs or expenses incurred by Agent or Bank of America as Lender in connection with this Amendment or the transactions contemplated hereby, including, without limitation, all attorney costs incurred in connection with the preparation, negotiation and execution of this Amendment.

10. No Further Amendment; Waiver and Release. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder. Borrower hereby reaffirms its obligations under the Loan Documents and waives any defense that it may now have or hereafter acquire with respect thereto based on or otherwise relating to any events or circumstances that occurred or existed on or before the date of this Amendment.

11. Miscellaneous.

(a) Entire Agreement. This Amendment comprises the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, representations or commitments.

(a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

(b) Governing Law. This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Washington, excluding its conflict of laws rules.

(c) Oral Agreements Not Enforceable.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	ALASKA AIRLINES, INC.

By:
Name: Jay Schaefer
Title: Director, Treasury & Acting Treasurer

LENDERS:	BANK OF AMERICA, N.A.,

By:
Name: Mark N. Crawford
Title: Senior Vice President

CITICORP USA, INC., as a Lender

By:
Name: Hans Lin
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By:
Name: James R. Farmer
Title: Vice President

HSH NORDBANK AG, NEW YORK BRANCH, as a Lender

By:
Name: Jack Campbell Mikal Sanne
Title: SVP AVP

MERRILL LYNCH CAPITAL CORPORATION, as a Lender

By:
Name: Nancy E. Meadows
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name: Robert G. McGill, Jr.
Title: Director

RZB FINANCE LLC, as a Lender

By:
Name: Christoph Hoedl Dan Dobrjanskyj
Title: Group Vice President Vice President

JPMORGAN CHASE BANK, as a Lender

By:
Name: Matthew H. Massie
Title: Managing Director

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Agent

By:
Name: Dora A. Brown Tiffany Shin
Title: Vice President Assistant Vice President